UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 10, 2003

Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 93813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662—Hawaiian Electric Industries, Inc. (HEI)

(808) 543-7771—Hawaiian Electric Company, Inc. (HECO)

None

(Former name or former address, if changed since last report.)

Item 5. Other Events

Pension and other postretirement benefits

Due to the sharp decline in U.S. equity markets from the third quarter of 2000 to the first quarter of 2003, the market value of assets held in trust to satisfy the obligations of the Company’s retirement benefit plans has decreased significantly. For 2002, 2001 and 2000, the realized and unrealized net losses on retirement benefit plan assets were $112 million, $96 million and $31 million, respectively. For the first ten months of 2003, the retirement benefit plan assets generated a total return slightly above 18% and higher than the 9% return assumption resulting in realized and unrealized net gains of approximately $113 million.

Depending on the investment experience for the full year of 2003 and status of interest rates, the Company, like many sponsors of defined benefit pension plans, could be required to recognize an additional minimum liability as prescribed by Statement of Financial Accounting Standards (SFAS) No. 87, “Employers’ Accounting for Pensions,” at December 31, 2003. The liability would largely be recorded as a reduction to stockholders’ equity through a non-cash charge to accumulated other comprehensive income (AOCI), and would not affect net income for 2003. The additional minimum liability would also result in the removal of the prepaid pension asset ($70 million as of December 31, 2002) from the Company’s balance sheet.

The recognition of additional minimum liability is triggered when a plan’s accumulated benefit obligation (ABO) exceeds plan assets, in which case the charge to AOCI is calculated as the sum of the unfunded ABO and the prepaid pension asset. However, when a plan’s assets exceed the ABO, the additional minimum liability calculations would not apply, and the Company would continue to report the prepaid pension asset (with the usual annual adjustments). Currently, plan assets and ABO are very close in magnitude. Consequently, small changes in assets and/or the discount rate used to measure ABO could trigger an additional minimum liability which, in turn, could significantly affect the Company’s balance sheet.

The amount of additional minimum liability and charge to AOCI, if any, to be recorded at December 31, 2003, could be material and will depend upon a number of factors, including the yearend discount rate assumption, asset returns experienced in 2003, any changes to actuarial assumptions or plan provisions, and contributions made by the Company to the plans during 2003. Although not required, HECO and American Savings Bank, F.S.B. (ASB) each made cash contributions of $15 million for the ten months ended October 31, 2003 and HECO intends to make additional cash contributions of at least $5 million by December 31, 2003 to the retirement benefit plans. In addition, retirement benefits expense and cash funding requirements could increase in future years depending on the performance of the U.S. equity markets and trends in interest rates. Retirement benefit expenses based on net periodic pension and other postretirement benefit costs that are related to utility operations have been an allowable expense for rate-making, and higher retirement benefit expenses, along with other factors, may affect the need to request an electric rate increase.

Based on the market value of the retirement benefit plans’ assets as of October 31, 2003 of $770 million and the 1983 Group Annuity Mortality Table and assuming no further asset appreciation or depreciation through yearend, an expected long-term return on plan assets of 9% in future years, a range of 5.75% to 6.75% for the discount rate, and no further changes in assumptions or retirement benefit provisions, the Company’s, consolidated HECO’s and ASB’s AOCI balance (net of tax benefits) related to the minimum pension liability at December 31, 2003 and retirement benefits expense (net of tax benefits) for 2004 are projected to be as follows:

	Discount rate
	5.75%	6.75%
	($ in millions)
Consolidated HEI
AOCI balance (net of tax benefits)	$(75)	$(1)
Retirement benefits expense (net of tax benefits)	14	8

Consolidated HECO
AOCI balance (net of tax benefits)	(73)	—
Retirement benefits expense (net of tax benefits)	10	5

ASB
AOCI balance (net of tax benefits)	—	—
Retirement benefits expense (net of tax benefits)	3	2

The Company benchmarks its discount rate assumption to the Moody’s 20-year AA Corporate Bond Composite Index. Based on the forward curve as of October 31, 2003, the discount rate at December 31, 2003 is expected to be between 6.0% and 6.5%. Assuming a 6.0% or a 6.5% discount rate, the estimated AOCI balance (net of tax benefits) at December 31, 2003 would be $(63) million or $(1) million, respectively, for consolidated HEI and $(61) million or $(0.2) million, respectively, for consolidated HECO. Because the AOCI is triggered for each plan when the plan’s ABO exceeds plan assets, the AOCI for interim discount rates is not a straight-line interpolation between the AOCI balances at 6.0% and 6.5%.

The Company’s, consolidated HECO’s and ASB’s retirement benefits expenses (net of tax benefits) are estimated to be $12 million, $8 million and $3 million, respectively, for 2003 compared to retirement benefits income (net of taxes) of the Company and consolidated HECO of $4 million and $6 million, respectively, and retirement benefits expense (net of tax benefits) of ASB of $1 million for 2002.

If the Company and consolidated HECO are required to record substantially greater charges to AOCI in the future than the charges that might be required under the assumptions described above, the Company’s and consolidated HECO’s financial ratios may deteriorate, which could result in security ratings downgrades and difficulty (or greater expense) in obtaining future financing. In addition, there may be possible financial covenant violations (although there are no advances currently outstanding under any credit facility subject to financial covenants) as certain bank lines of credit of the Company and HECO require that HECO maintain a minimum ratio of consolidated common equity to consolidated capitalization of 35% and that the Company and HECO maintain a consolidated net worth, exclusive of intangible assets, of at least $850 million and $825 million, respectively.

Hawaii Electric Light Company, Inc. Power Situation

The following is an update of the Hawaii Electric Light Company, Inc. (HELCO, an electric utility subsidiary of HECO) power situation (see “HELCO power situation,” which is incorporated herein by reference to pages 20 to 23 of HEI’s and HECO’s Form 10-Q for the quarter ended September 30, 2003):

HELCO has been endeavoring for several years to install at its Keahole power plant two 20 megawatt (MW) combustion turbines (CT-4 and CT-5), followed by an 18 MW heat steam recovery generator (ST-7). As a result of a September 19, 2002 decision embodied in an order dated October 3, 2002 and a final judgment dated November 7, 2002 (the November 7, 2002 Final

Judgment) by the Third Circuit Court of the State of Hawaii (Circuit Court), relating to an extension of the construction deadline, the construction of CT-4 and CT-5, which had commenced in April 2002 after HELCO had obtained a final air permit and the Circuit Court had lifted a stay on construction, had been suspended. HELCO appealed this ruling to the Hawaii Supreme Court and also pursued other options to allow HELCO to complete the installation of CT-4 and CT-5 (including pursuing settlement through court-ordered mediation in a related proceeding and seeking a land use reclassification of the Keahole site from the Hawaii State Land Use Commission).

The Hawaii Board of Land and Natural Resources (BLNR) conditionally approved a 24-month extension of the previous December 31, 2003 construction deadline, subject to court action allowing construction to proceed. On October 14, 2003, the Hawaii Supreme Court granted a motion to remand the pending appeal of the November 7, 2002 Final Judgment to the Circuit Court in order to permit the Circuit Court to consider a proposed motion to vacate that judgment. On October 17, 2003, a motion to vacate the November 7, 2002 Final Judgment was filed by the Keahole Defense Coalition (KDC) and the Hawaii Department of Hawaiian Home Lands (DHHL). The motion to vacate was joined in by HELCO but opposed by Waimana Enterprises, Inc. (Waimana). The motion was based on what was at that time an agreement in principle accepted by most, but not all, of the parties to the various proceedings affecting the Keahole power plant and its proposed expansion. The agreement in principle was then embodied in a settlement agreement (Settlement Agreement) among the participating parties which was signed by the last of the parties to it on November 6, 2003. The Settlement Agreement is conditioned on the orders required to effectuate the agreement being obtained, one of which was an order vacating the November 7, 2002 Final Judgment. On November 12, 2003, the motion to vacate the November 7, 2002 Final Judgment was granted, and on November 17, 2003, construction-related activities resumed. On November 28, 2003, the Circuit Court entered its amended Final Judgment.

Waimana, a named nominal party to the suit in which the November 7, 2002 Final Judgment was entered, did not file briefs in either the underlying Circuit Court case or on appeal of the November 7, 2002 Final Judgment to the Hawaii Supreme Court and chose not to participate in the mediation that led to the Settlement Agreement. In addition to opposing the motion to remand and the motion to vacate, on November 5, 2003, Waimana filed a complaint (Federal Complaint) in the United States District Court for the District of Hawaii (U.S. District Court) in which it sought a temporary restraining order and injunction against HELCO, the other parties to the Settlement Agreement and the Hawaii State Judiciary, including among other things a request for an order enjoining the Circuit Court from granting the motion to vacate the November 7, 2002 Final Judgment. Waimana made essentially the same claims before the Hawaii Supreme Court, the Circuit Court and the U.S. District Court, namely that vacating the November 7, 2002 Final Judgment and permitting construction of CT-4 and CT-5 to proceed at the Keahole site would deprive it of alleged property interests without due process and equal protection of the laws and that the Settlement Agreement would not be legally enforceable on a variety of theories.

The U.S. District Court denied the motion for temporary restraining order on November 7, 2003, principally on the ground that a federal court should abstain from interfering with ongoing state court proceedings. The U.S. District Court then dismissed the Federal Complaint on November 14, 2003.

Air permit. A final air permit was reissued by the Department of Health of the State of Hawaii in July 2001. On November 27, 2001, the final air permit became effective. Due to court action causing the suspension of construction in September 2002, on September 26, 2003, HELCO filed with the DOH a request for an extension of the 18-month period that construction may be suspended under the permit. Because construction resumed before the 18-month construction suspension period expired, the request for an extension was subsequently withdrawn by HELCO on December 3, 2003.

Land Use Commission petition. HELCO originally filed an application for a boundary amendment with the Hawaii State Land Use Commission (LUC) to remove the site from the conservation district on June 21, 2002. In light of the Circuit Court’s October 3, 2002 Order, HELCO withdrew its petition on October 3, 2002. Under LUC rules, after such a voluntary withdrawal the applicant may submit another petition for the same property no sooner than one year from the date of withdrawal. HELCO submitted a new petition for reclassification on November 25, 2003. The filing of the petition was also a condition of the Settlement Agreement and of the construction period extension granted by the BLNR. The entire reclassification process could take several years. The installation of ST-7, with SCR as contemplated by the Settlement Agreement, is dependent upon this reclassification.

Management’s evaluation; costs incurred. The probability that HELCO will be allowed to complete the installation of CT-4 and CT-5 during 2004 has been substantially enhanced by the Settlement Agreement, the Circuit Court’s decision on November 12, 2003 to vacate the November 7, 2002 Final Judgment and the decision of the BLNR to extend the construction deadline by 19 months from December 31, 2003. Although the Circuit Court has vacated its November 7, 2002 Final Judgment, there are still additional steps that must be completed under the Settlement Agreement, including requirements that HELCO obtain any further permits necessary to complete the plant and that final orders dismissing or otherwise disposing of related lawsuits be obtained. Waimana or other persons may make other attempts to stop the construction and thus there could be further delays in completing construction.

Management expects the remaining conditions under the Settlement Agreement to be satisfied and therefore recorded as expenses in November 2003 approximately $3.1 million of legal fees and other costs required to be paid under the Settlement Agreement. If the Settlement Agreement is implemented and ST-7 is installed, HELCO will have incurred approximately $21 million of capital expenditures relating to noise mitigation, visual mitigation and air pollution control at the Keahole power plant site (approximately $8 million for CT-4 and CT-5, approximately $9 million for ST-7, when installed, and approximately $4 million for other existing units). The Settlement Agreement also requires HELCO to seek the permits necessary to use brackish water as the primary source of water for cooling and other industrial purposes at the Keahole plant and to transfer certain of its potable water allocation to DHHL after HELCO is able to use brackish water. Other miscellaneous incidental expenses may also be incurred.

The recovery of costs relating to CT-4 and CT-5 is subject to the rate-making process governed by the PUC. Management believes no adjustment to costs incurred to put CT-4 and CT-5 into service is required as of September 30, 2003. However, if it becomes probable that the PUC will disallow some or all of the incurred costs for rate-making purposes, HELCO may be required to write off a material portion of the costs incurred in its efforts to put these units into service whether or not CT-4 and CT-5 are installed. As of September 30, 2003, HELCO’s costs incurred in its efforts to put CT-4 and CT-5 into service and to support existing units (excluding costs the PUC permitted to be transferred to plant-in-service for pre-air permit facilities) amounted to approximately $84 million, including $32 million for equipment and material purchases, $32 million for planning, engineering, permitting, site development and other costs and $20 million for an allowance for funds used during construction (AFUDC). Substantial additional costs, currently estimated to be approximately $15 million, will be required in order to complete the installations of CT-4 and CT-5, including the costs necessary to satisfy the requirements of the Settlement Agreement pertaining to those units. HELCO’s plans for ST-7 are pending obtaining necessary permits, which will be sought promptly, and no costs for ST-7 are included in construction in progress. The costs of ST-7 will be higher than originally planned, not only by reason of the change in schedule in its installation, but also by reason of additional costs that will be incurred to satisfy the requirements of the Settlement Agreement.

Although management believes it has acted prudently with respect to the Keahole project, effective December 1, 1998, HELCO discontinued the accrual of AFUDC on CT-4 and CT–5 due in part to the delays through that date and the potential for further delays.

FORWARD-LOOKING STATEMENTS AND RISK FACTORS

This report contains “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. Any statements concerning future financial performance (including future revenues, expenses, earnings or losses or growth rates), ongoing business strategies or prospects and possible future actions, which may be provided by management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and assumptions about HEI and its subsidiaries (including HECO and its subsidiaries), the performance of the industries in which they do business and economic and market factors, among other things. These forward-looking statements are not guarantees of future performance.

Risks, uncertainties and other important factors that could cause actual results to differ materially from those in forward-looking statements and from historical results relating to matters included in this report include, but are not limited to, the following:

•	the timing and extent of changes in interest rates;

•	the risks inherent in changes in the value of pension and other retirement plan assets;

•	changes in assumptions used to calculate retirement benefits costs and changes in funding requirements;

•	federal, state and international governmental and regulatory actions, such as changes in laws, rules and regulations applicable to HEI, HECO and their subsidiaries (including changes in taxation and governmental fees and assessments); decisions by the Hawaii Public Utilities Commission in rate cases and other proceedings and by other agencies and courts on land use, environmental and other permitting issues; required corrective actions (such as with respect to environmental conditions, capital adequacy and business practices);

•	other risks or uncertainties described elsewhere in this report and in other periodic reports previously and subsequently filed by HEI and/or HECO with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date of this report. Except to the extent required by the federal securities laws, HEI and its subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC. (Registrant)	HAWAIIAN ELECTRIC COMPANY, INC. (Registrant)

/s/ Eric K. Yeaman	/s/ Richard A. von Gnechten

Eric K. Yeaman Financial Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer of HEI) Date: December 10, 2003	Richard A. von Gnechten Financial Vice President (Principal Financial Officer of HECO) Date: December 10, 2003

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